Exhibit 10.25

AMENDMENT TO

BUSINESS COMBINATION AGREEMENT

BY AND BETWEEN

CAPITAL GOLD COPORATION

AND

NAYARIT GOLD INC.

DATED AS OF APRIL 29, 2010

AMENDMENT TO BUSINESS COMBINATION AGREEMENT

THIS AMENDMENT (this “Amendment”) to the Business Combination Agreement dated as of February 10, 2010 by and among Capital Gold Corporation, a Delaware corporation (“Parent”), Nayarit Gold Inc., a corporation organized under the Ontario Business Corporation Act (“Nayarit”), John Brownlie, Colin Sutherland and Bradley Langille (the “Agreement”) is entered into by the Parties hereto as of this 29th day of April, 2010.

RECITALS:

A.           The Parties desire to amend and modify the Agreement as set forth in this Amendment.

B.           The boards of directors of each of Parent and Nayarit have determined that it is advisable and in the best interests of each of Parent and Nayarit, and their respective shareholders, that the Agreement be amended and modified as set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises, the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.            All capitalized terms used and not defined herein shall have the meanings ascribed thereto in the Agreement.

2.            Section 1.6 of the Agreement is hereby amended in its entirety to read as follows:

“1.6           Directors and Officers; Lock Up.

 (a)           At the Effective Time, the Board of Directors of Parent shall consist of either five (5) or seven (7) directors, in any event to include Stephen M. Cooper, John W. Cutler, Leonard J. Sojka, one (1) nominee of Parent and one (1) nominee of Nayarit.  For a period of thirty-six (36) months following the Effective Time, the Parties hereto agree that they shall cause their nominees on the Board of Directors to execute and deliver an undertaking whereby such nominees agree to: (i) nominate the foregoing individuals for re-election at each annual meeting of the shareholders of Parent; and (ii) cause any successors chosen by such nominees to comply with the foregoing provision at each annual meeting of the shareholders of Parent.  The Parties intend to appoint an independent director as chair of the Board of Directors of Parent.

(b)           At the Effective Time, the officers of Parent shall include a chief executive officer of Parent, who shall be determined by the Board of Directors and at least two senior executive officers, two of whom shall be Colin Sutherland Bradley Langille.

(c)           At the Closing, Colin Sutherland and Bradley Langille each shall enter into a “lock-up” agreement substantially in the form set forth on Exhibit B attached hereto (a “Lock Up Agreement”) pursuant to which such Persons shall agree, for a period of six (6) months from the Closing Date, that they each shall neither, on his, her or its own behalf or on behalf of entities, family members or trusts affiliated with or controlled by him, her or it, offer, issue, grant any option on, sell or otherwise dispose of any portion of the Amalgamation Consideration issued to such Person.”

3.           Section 1.10 of the Agreement is hereby amended in its entirety to read as follows:

“1.10                      Headquarters.  The headquarters of Parent following the Effective Time will be located in Philadelphia, Pennsylvania, and Parent shall further (so long as it sees fit) maintain satellite or home offices in Halifax, Nova Scotia, Canada.”

4.           Section 6.3(k) of the Agreement is deleted in its entirety.

5.           Section 7.1(b) of the Agreement is hereby amended in its entirety to read as follows:

“(b)           by written notice by either Parent or Nayarit if the Closing conditions set forth in Section 6.1 have not been satisfied by Nayarit or Parent, as the case may be (or waived by Parent or Nayarit as the case may be) by 150 days after the date of this Agreement (the “Completion Deadline”).  Notwithstanding the foregoing, the right to terminate this Agreement under this Section 7.1(b) shall not be available to any Party whose action or inaction is the primary cause of, or resulted in, any such condition set forth in Section 6.1 to fail to be fulfilled;”

6.           The first part of Section 8.2(ii) of the Agreement is hereby amended in its entirety to read as follows:

“if to Parent, to:

Capital Gold Corporation
76 Beaver Street, 14th Floor
New York, New York 10005
Attention:  Chief Executive Officer
Facsimile:  (212) 344-4537”

7.           The Parties hereto hereby ratify and reaffirm the Agreement, as amended and modified by this Amendment.

* * * *

[Remainder of Page Left Blank – Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be signed and delivered by their respective duly authorized officers as of the date first above written.

CAPITAL GOLD CORPORATION

By:	/s/ Christopher Chipman
Name: Christopher Chipman
Title: Chief Financial Officer

NAYARIT GOLD INC.

By:	/s/ Colin Sutherland
Name: Colin Sutherland
Title: President and CEO

/s/ Colin Sutherland
Colin Sutherland (with respect to Section 1.6(c) of the Agreement only)

/s/ Bradley Langille
Bradley Langille (with respect to Section 1.6(c) of the Agreement only)

[Signature Page to Amendment to Business Combination Agreement]